Exhibit 99.28(p)(2)

APPENDIX C

CODE OF ETHICS

As Adopted by LongCap Investment Management, LLC

October 14, 2015

Key terms and phrases have the meanings defined in Section VIII. Each defined term or phrase is identified in bold-faced type the first time it is used. Please refer to the definitions for a full understanding of this Code of Ethics.

This Code embodies the commitment of LongCap Investment Management, LLC (“LongCap” or the “Company”) to adhering to the highest standards of integrity and care for the benefit of its Clients and in dealing with the investment community. This commitment includes, but is not limited to, complying with the Federal Securities Laws, and all laws and regulations applicable to the Company’s activities.

This Code has been adopted under Section 204A of the Advisers Act, and Rule 204A-1 thereunder, in order to establish and enforce LongCap’s policies and procedures governing the personal Securities transactions of their respective officers and employees. LongCap believes that the Code, and the policies and procedures it contains, are reasonably designed to prevent the misuse of Material Non-Public Information.

Section 17(j) of the Investment Company Act of 1940, as amended (the “1940 Act”), and Rule 17j-1 thereunder, require that every investment adviser to a registered investment company adopt a written code of ethics. Because LongCap serves as an investment adviser to LongCap Value Fund, a series of Asset Management Fund (the “Fund”), which is a registered investment company, LongCap has incorporated the requirements of Rule 17j-1 in this Code. Under Rule 17j-1, LongCap is required to provide a report to the Fund’s Board of Trustees, at least annually, certifying that it has procedures in place reasonably designed to prevent Access Persons from violating the Code and describing issues arising under the Code, if any, and the corresponding sanction/response.

This Code outlines the policies and procedures personnel must follow and the guidelines we use to govern their personal Securities transactions and prevent insider trading. We monitor any activity that may be perceived as conflicting with the fiduciary responsibility we have to the Fund and our Clients. To assist the Chief Compliance Officer in meeting his responsibilities under the Code, the Chief Compliance Officer may designate another individual to assist in the implementation of the Code requirements.

I.             STANDARDS OF BUSINESS CONDUCT

A.          Compliance with Law

All Supervised Persons must adhere to the standards of business conduct in this Code. Supervised Persons must comply with all laws and regulations that apply to the Company’s business activities, including, but not limited to, the Federal Securities Laws and the laws and regulations of states in which the Company conducts business.

B.            Fiduciary Obligations

The Company and its Supervised Persons owe a fiduciary duty to Clients in connection with the furnishing of investment advice. The Company and its Supervised Persons have fiduciary obligations that require them at all times to act in the sole and best interests of Clients. Supervised Persons must: (i) avoid Conflicts of Interest, including even the appearance of a Conflict of Interest; and (ii) promptly advise the Chief Compliance Officer or his designee of any potential Conflict of Interest. A Conflict of Interest includes without limitation any situation in which a Supervised Person has a Beneficial Ownership in the Purchase or Sale of a Security held by the Company or a Client thereof. Accordingly, Supervised Persons must avoid activities, interests and relationships that might interfere or appear to interfere with making decisions in the best interests of the Clients.

II.           PROHIBITED ACTIVITIES

A.           Prohibitions Concerning Activities of the Company.

1.            General Prohibitions. In acting on behalf of the Company, no Supervised Person shall:

(i)	employ any device, scheme or artifice to defraud any Client or prospective Client;

(ii)	engage in any transaction, practice or course of business which operates as a fraud or deceit upon any Client or prospective Client;

(iii)	engage in any act, practice or course of business that is fraudulent, deceptive or manipulative; or

(iv)	take any other action which would violate any statute, rule or regulation.

2.            Specific Prohibitions.

(i)	No Supervised Person shall effect a short sale in any Security held by a Client or purchase or sell options or futures contracts on Securities held by a Client.

(ii)	No Supervised Person shall effect any transaction in any Security while in possession of Material Non-Public Information regarding the Security or the issuer of such Security. Such transactions may constitute Insider Trading. Please see Section III for additional information regarding the Company’s Insider Trading policies.

 B.           Pre-Clearance Requirements – Prohibited Activities Unless Pre-Cleared.

1.           No Supervised Person may acquire, directly or indirectly, a Beneficial Ownership interest in any Security in an Initial Public Offering or in a Limited Offering unless each transaction has been Pre-Cleared pursuant to the Pre-Clearance Procedures in Section II.C. below.

2.           Black-out Period. Without the prior written approval of the Chief Compliance Officer or his designee, no Supervised Person shall Purchase or sell, directly or indirectly, any Reportable Security in which he or she had or by reason of such transaction acquires any Beneficial Ownership on the same day and within five (5) business days before or after the time that the same Security is being Purchased or Sold by a Client of the Company, or that has been recommended by the Company for Purchase or Sale by a Client. This restriction shall apply from the moment that any Supervised Person has been informed in any fashion that a Company analyst, portfolio committee or manager is considering or intends to recommend the Purchase or Sale of such Security. A gift or transfer shall be excluded from this restriction provided that the donee or transferee represents that it has no present intention of selling the donated Security.

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3.            Confidential Treatment. In addition, without the prior written approval of the Chief Compliance Officer or his designee, no Supervised Person shall transmit any knowledge of a Client transaction, recommendation, or determination to any person other than in connection with the proper execution of such Purchase or Sale for Client accounts.

4.            Exceptions from Pre-Clearance Requirement.

(a)          Transactions involving the following types of Securities are not required to be Pre-Cleared or reported:

(i) Direct obligations of the Government of the United States;

(ii) Bankers’ acceptances, bank certificates of deposit, commercial paper and High Quality Short-Term Debt Instruments, including repurchase agreements;

(iii) Shares issued by money market funds;

(iv) Shares issued by open-end registered funds other than Reportable Funds; and

(v) Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds.

It is expected that all Supervised Persons will follow these restrictions in good faith and conduct their personal trading in keeping with the intended purpose of this policy.

   C.          Pre-Clearance Procedures

In order to facilitate compliance with Section II.B., Pre-Clearance requests will be reviewed by the Chief Compliance Officer or his designee.

A Pre-Clearance request in the form attached hereto as Exhibit B1, as amended from time to time, should be completed for any order for a Supervised Person’s own account or for any account in which a Supervised Person has Beneficial Ownership and should be signed and presented to the Chief Compliance Officer, or his designee. A Supervised Person who obtains the written notice of a Pre-Clearance authority with respect to an order that the representative proposes to enter for his or her own account or an account in which he or she has a Beneficial Interest, must execute that order on the day when such written notice is received unless otherwise stated on the notice.

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III.           INSIDER TRADING

     A.            Background

Section 204A of the Advisers Act requires every investment adviser to establish, maintain, and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment adviser’s business, to prevent the misuse of Material Non-Public Information by such investment adviser or any associated person. Examples of illegal and prohibited insider trading and related activity include, but are not limited to, the following:

•	Trading by an insider while in possession of Material Non-Public Information;

•	Trading by a non-insider while in possession of Material Non-Public Information, where the information was disclosed to the non-insider in violation of an insider’s duty to keep it confidential;

•	Trading by a non-insider who obtained Material Non-Public Information through unlawful means such as computer hacking; and

•	Communicating Material Non-Public Information to others in breach of a fiduciary duty.

    B.           Penalties

Severe penalties may be imposed on firms and individuals that engage in Insider Trading, including civil injunctions, disgorgement of profits, and jail sentences. Further, civil fines for Insider Trading may be levied against individuals and companies in amounts up to three times the profit gained or loss avoided. The Company will not protect Supervised Persons found guilty of insider trading.

     C.           Material Non-Public Information

    1.             Identifying Material Information

Many types of information may be considered material, including, without limitation, advance knowledge of:

•	Dividend or earnings announcements;
•	Asset write-downs or write-offs;
•	Additions to reserves for bad debts or contingent liabilities;
•	Expansion or curtailment of company or major division operations;
•	Merger, joint venture announcements;
•	New product/service announcements;
•	Discovery or research developments;
•	Criminal, civil and government investigations and indictments;
•	Pending labor disputes;
•	Debt service or liquidity problems;
•	Bankruptcy or insolvency problems;
•	Tender offers and stock repurchase plans; and
•	Recapitalization plans.

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Information provided by a company could be material because of its expected effect on a particular class of Securities, all of a company’s Securities, the Securities of another company, or the Securities of several companies. The prohibition against misusing Material Non-Public Information applies to all types of financial instruments including, but not limited to, stocks, bonds, warrants, options, futures, forwards, swaps, commercial paper, and government-issued securities. Material information need not relate to a company’s business. For example, information about the contents of an upcoming newspaper column may affect the price of a Security, and therefore could be considered material.

In general, information is considered material if there is a substantial likelihood that the information would have been viewed by a reasonable investor as having significantly altered the “total mix” of information made available.1

Supervised Persons should consult with the Chief Compliance Officer or his designee if there is any question as to whether non-public information is material.

     2.             Identifying Non-Public Information

Once information has been effectively distributed to the investing public, it is no longer non-public. However, the distribution of Material Non-Public Information must occur through commonly recognized channels for the classification to change. In addition, there must be adequate time for the public to receive and digest the information. Non-public information does not change to public information solely by selective dissemination. Examples of the ways in which non-public information might be transmitted include, but are not limited to:

•	In person;
•	In writing;
•	By telephone;
•	During a presentation;
•	By email, instant messaging, or Bloomberg messaging;
•	By text message or through Twitter; or
•	On a social networking site such as Facebook or LinkedIn.

Supervised Persons must be aware that even where there is no expectation of confidentiality, a person may become an insider upon receiving Material Non-Public Information. Supervised Persons should consult with the Chief Compliance Officer or his designee if there is any question as to whether material information is non-public.

     D.            Risks Associated With Insider Trading

In developing these policies and procedures, the Company has considered the material risks associated with insider trading. This analysis includes risks such as:

•	Supervised Persons placing trades in personal and/or Client accounts based on Material Non-Public Information;

•	Supervised Persons passing Material Non-Public Information on to others; and

•	Supervised Persons not being aware of what constitutes Material Non-Public Information.

To mitigate these risks, the Company has established the policies and procedures set forth in Section III.E below.

1 See Basic, Inc. v. Levinson, 485 U.S. 224, 449 (1988).

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     E.            Insider Trading Policies and Procedures

Supervised Persons are strictly forbidden from engaging in Insider Trading, either personally or on behalf of the Company’s Clients. The Company’s Insider Trading Policies and Procedures, as set forth in this Section III.E, apply to all Supervised Persons as well as any transactions in any Securities by family members, trusts, or corporations, directly or indirectly controlled by such persons. The policy also applies to transactions by corporations in which the Supervised Person is a 10% or greater stockholder, as well as transactions by partnerships of which the Supervised Person is a partner unless the Supervised Person has no direct or indirect control over the partnership.

1.            Procedures for Recipients of Material Non-Public Information

Although the Company does not typically receive confidential information from portfolio companies, it may, if it receives such information, take appropriate procedures to place the Securities of such companies on the Company’s “restricted list” (“Restricted List”). The Chief Compliance Officer, or his designee, may place certain Securities on the Restricted List. Supervised Persons are prohibited from Purchasing or Selling Securities during any period in which they are on the Restricted List, either personally or on behalf of an advisory account. Securities issued by companies about which a number of Supervised Persons are expected to regularly have Material Non-Public Information should generally be placed on the Restricted List. The Chief Compliance Officer, or his designee, shall take steps to immediately inform all Supervised Persons of the Securities listed on the Restricted List.

If a Supervised Person has questions as to whether he or she is in possession of Material Non-Public Information, the Supervised Person should inform the Chief Compliance Officer or his designee as soon as possible. The Chief Compliance Officer or his designee will conduct research to determine if the information is likely to be considered material, and whether the information has been publicly disseminated and will discuss with outside counsel as is necessary.

Given the severe penalties imposed on individuals and firms engaging in Insider Trading, Supervised Persons:

•	Must immediately report the potential receipt of Material Non-Public Information to the Chief Compliance Officer or his designee;

•	Must not trade the Securities of any company about which they may possess Material Non-Public Information;

•	Must not discuss any potentially Material Non-Public Information with colleagues, except as specifically required by their position; and

•	Must not conduct research, trading, or other investment activities regarding a Security for which they may have Material Non-Public Information until the Chief Compliance Officer or his designee dictates an appropriate course of action.

If the Chief Compliance Officer or his designee determines that the information is likely material and non-public, the Chief Compliance Officer or his designee may prepare a written memorandum describing the information, its source, and the date that the information was received. The Company will not place any trades in Securities for which it has Material Non-Public Information. Depending on the relevant facts and circumstances, the Chief Compliance Officer or his designee may also take some or all of the following steps:

•	Add the Security to the Company’s Restricted List;

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•	Ask the affected individual(s) to execute written agreements that they will not disclose the potentially Material Non-Public Information to others, including colleagues;

•	Require the affected individual(s) to institute enhanced information security practices;

•	Conduct additional key word searches of all Supervised Persons’ emails for the information in question;

•	Review the Company’s Insider Trading policies and procedures with the affected individual(s) and/or all Supervised Persons;

•	Inform the Company’s other Supervised Persons that the affected individual(s) may be in possession of Material Non-Public Information;

•	Remind the other Supervised Persons that they should take reasonable steps to avoid inadvertent receipt of the information;

•	Explicitly forbid the other Supervised Persons from seeking to obtain the information; and

•	Review recent fund transactions for any unusual trades in the affected Securities.

Trading in affected Securities may resume, and other responses may be adjusted or eliminated, when the Chief Compliance Officer or his designee determines that the information has become public and/or immaterial. At such time, the Chief Compliance Officer of his designee will amend the memorandum noted above to indicate the date that trading was allowed to resume and the reason for the resumption.

The Chief Compliance Officer or his designee will keep memoranda regarding Material Non-Public Information in a locked cabinet and/or in a separate computer drive with password protected files that are not accessible to other Supervised Persons.

2.            Selective Disclosure

Non-public information about the Company’s investment strategies, trading, and Client holdings may not be shared with third parties except as is necessary to implement investment decisions and conduct other legitimate business. Supervised Persons must never, unless necessary in the normal course of business, disclose proposed or pending trades or other sensitive information to any third party without the prior approval of the Chief Compliance Officer or his designee. Federal Securities Laws may prohibit the dissemination of such information, and doing so may be considered a violation of the fiduciary duty that the Company owes to its Clients.

     3.           Relationships with Potential Insiders

The Company’s Clients, investors, third-party research providers, and advisory board members may possess Material Non-Public Information. Access to such information could come as a result of, among other things:

•	Being employed by an issuer (or sitting on the issuer’s board of directors);

•	Working for an investment bank, consulting firm, supplier, or customer of an issuer;

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•	Sitting on an issuer’s creditors committee;

•	Personal relationships with connected individuals; and

•	A spouse’s involvement in any of the preceding activities.

Individuals with access to Material Non-Public Information may have an incentive to disclose the information to the Company due to the potential for personal gain. Supervised Persons should be extremely cautious about investment recommendations, or information about issuers, that it receives from Clients, Investors, third-party research providers, and advisory board members. Supervised Persons should inquire about the basis for any such recommendations or information, and should consult with the Chief Compliance Officer if there is any appearance that the recommendations or information are based on Material Non-Public Information.

     4.            Rumors

Creating or passing false rumors with the intent to manipulate Securities prices or markets may violate the antifraud provisions of Federal Securities Laws. Such conduct is contradictory to the Company’s Code of Ethics, as well as the Company’s expectations regarding appropriate behavior of its employees. Supervised Persons are prohibited from knowingly circulating false rumors that might reasonably be expected to affect market conditions for one or more Securities, sectors, or markets, or improperly influencing any person or entity.

This policy is not intended to discourage or prohibit appropriate communications between Supervised Persons of the Company and other market participants and trading counterparties. Questions about the appropriateness of any communications can be brought to the Chief Compliance Officer or his designee.

IV.          OUTSIDE AFFILIATIONS

No Supervised Person shall be employed by, or accept compensation from, any other person as a result of any business activity, other than a passive investment, outside the scope of his or her relationship with the Company unless the Supervised Person has provided prompt written notice of such employment to the Chief Compliance Officer and, in the case of Securities-related employment or compensation, has received the prior written approval from the Chief Compliance Officer or his designee.

V.           REPORTING REQUIREMENTS

     A.           Holdings Reports

1.            Initial Holdings Report. Every Supervised Person is required to submit to the Chief Compliance Officer or his designee an initial holdings report, which includes:

•	the title and type (and, as applicable, the ticker symbol or CUSIP number), number of shares and principal amount of each Reportable Security in which the Supervised Person had a direct or indirect Beneficial Ownership when the person became subject to the Code;

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•	the name of any broker, dealer or bank with whom the Supervised Person maintains an account in which any Securities were held for the direct or indirect benefit of the Supervised Person as of the date the person became subject to the Code; and

•	the date that the report is submitted by the Supervised Person, no later than ten (10) calendar days after such person becomes a Supervised Person.

The initial holdings report shall be in the form attached as Exhibit A1.

2.            Annual Holdings Report. Every Supervised Person is required to submit to the Chief Compliance Officer or his designee an annual holdings report, which includes:

•	the title and type (and, as applicable, the ticker symbol or CUSIP number), number of shares and principal amount of each Reportable Security in which the Supervised Person had any direct or indirect Beneficial Ownership;

•	the name of any broker, dealer or bank with whom the Supervised Person maintains an account in which any Securities are held for the direct or indirect benefit of the Supervised Person; and

•	the date that the report is submitted by the Supervised Person.

The annual holdings report shall be in the form attached as Exhibit A2.

3.            Holdings Report Information. The information contained in the initial and annual holdings reports must be current as of a date no more than forty-five (45) calendar days prior to the date such reports are submitted.

4.            Exceptions. Supervised Persons need not submit any report with respect to Securities held in accounts over which the Supervised Person had no direct or indirect influence or control.

5.            Review. The initial and annual holdings reports shall be reviewed by the Chief Compliance Officer or his designee.

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B.            Securities Transactions Reports

1.            Broker Confirmation Statements. In order to implement and enforce this Code, every Supervised Person shall arrange for his or her bank and/or broker to send a duplicate of the Supervised Person’s confirmation statements for all securities accounts and transactions in which the Supervised Person has a Beneficial Interest to the Chief Compliance Officer or his designee no less frequently than quarterly within 30 days of each calendar quarter end.

2.            Exceptions. Supervised Persons need not submit a report with respect to Securities held in accounts over which the Supervised Person had no direct or indirect influence or control or with respect to transactions effected pursuant to an Automatic Investment Plan.

3.            General Instructions. In filing the reports for accounts within these rules, please note:

(i)	Reports must be filed for every quarter; all reportable transactions should be listed, if possible, on a single form.

(ii)	Reports must show any Sales, Purchases or other acquisitions or dispositions of a Reportable Security, including gifts, exercise of conversion rights and the exercise or Sale of subscription rights, but excluding receipt of stock dividends or stock splits.

(iii)	Copies of bank statements or brokers’ statements may be attached to reports in lieu of listing the transactions.

(iv)	Reports will be treated confidentially; provide, however, that such information may be subject to review by senior management and/or legal counsel of the Company. Such information will also be provided to the SEC or other government authority when properly requested or pursuant to a court order.

VI.          ADDITIONAL REQUIREMENTS

     A.          Supervised Persons

Supervised Persons are required to:

1.	report any violations of the Code, whether with respect to their own conduct or conduct of others, promptly to the Chief Compliance Officer or his designee. The Chief Compliance Officer or his designee shall periodically review reports of all violations.

2.	provide written acknowledgement to the Chief Compliance Officer or his designee that they have received a copy of the Code and any amendments thereto. Such written acknowledgement shall be on the form contained in the initial and annual holdings report in Exhibits A1 and A2 or, if an amendment, on the form contained in Exhibit D.

3.	certify on an annual basis that they: (a) have read and understand the Code and recognize that they are subject thereto; (b) have submitted all of the reports required by the Code; (c) have not engaged in any prohibited conduct under the Code; (d) will comply with the requirements of the Code; and (e) will disclose or report all transactions required to be disclosed or reported.

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     B.          The Company

The Company shall:

1.	provide Supervised Persons with a copy of this Code and any amendments thereto;

2.	review at least annually the adequacy of the Code and the effectiveness of its implementation; and

3.	disclose on Item 11 of Form ADV Part 2A a description of the Code and state that a copy of this Code will be provided by the Company to any Client or prospective Client upon request.

VII.        ADMINISTRATION OF THE CODE

A.          Dispute Resolution

The Chief Compliance Officer or his designee is responsible for administering this Code. Any individual should feel free to take up with the Chief Compliance Officer or his designee any case in which s/he feels inequitably burdened by these policies.

B.          Penalties

Any trading for a Supervised Person’s account that does not evidence a good faith effort to comply with these rules will be subject to Company review. If the Chief Compliance Officer of his designee determines that a violation of this policy or its intent has occurred, he/she may impose such sanctions as he/she deems appropriate including forfeiture of any profit from a transaction or termination of employment.

VIII.        DEFINITIONS

General Note:

The definitions and terms used in the Code are intended to parallel the 1940 Act, Advisers Act, and other Federal Securities Laws. If a definition hereunder conflicts with the definition in the 1940 Act or other Federal Securities Laws, or if a term used in the Code is not defined, personnel should follow the definitions and meanings in the 1940 Act or Advisers Act, as applicable.

Access Person of an investment adviser is any of its supervised persons; any person who has access to nonpublic information regarding any client’s purchase or sale of Securities, or nonpublic information regarding the portfolio holdings of any reportable fund; or any person who is involved in making Securities recommendations to clients, or who has access to such recommendations that are nonpublic. All directors, officers and partners of LongCap are Access Persons.

Automatic Investment Plan means a program in which regular periodic Purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

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Beneficial Ownership in a Security describes the interest of any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in such Security, subject to the following:

1.	the term “pecuniary interest” in any Security means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject Security.

2.	the term “indirect pecuniary interest” in any Security includes, but is not limited to:

a.	a Security held by members of a person’s Immediate Family; provided, however, that the presumption of such beneficial ownership may be rebutted;

b.	a general partner’s proportionate interest in the portfolio Securities held by a general or limited partnership;

c.	performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; provided, however, that no pecuniary interest shall be present where: (1) the performance-related fee, regardless of when payable, is calculated based upon net capital gains and/or net capital appreciation generated from the portfolio or from the fiduciary’s overall performance over a period of one year or more; and (2) equity Securities of the issuer do not account for more than 10 percent of the market value of the portfolio (a right to a nonperformance-related fee alone shall not represent a pecuniary interest in Securities;

d.	a person’s right to dividends that is separated or separable from the underlying Securities;

e.	a person’s interest in a Security held by a trust, when,

(i)	in the case of a beneficiary of the trust, the beneficiary has a pecuniary interest in a trust transaction and has or shares investment control with respect to such transaction (a beneficiary is deemed to have a pecuniary interest in the transaction of the trust to the extent of their pro rata interest in the trust where the trustee does not exercise exclusive investment control),

(ii)	in the case of a trustee of the trust, the trustee has a pecuniary interest in any holding or trust or at least one beneficiary of the trust is a member of the trustees’ Immediate Family (the trustee then has a pecuniary interest to the extent of the Immediate Family’s pecuniary interest in the trust’s transactions), or

(iii)	in the case of a settlor of the trust (a settlor is a person who establishes a trust), the settlor has reserved the right to revoke the trust without the consent of another person.

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f.	a person’s right to acquire Securities through the exercise or conversion of any derivative Security, whether or not presently exercisable.

3.	a shareholder is deemed to have a pecuniary interest in the portfolio Securities held by a corporation or similar entity in which the person owns Securities if the shareholder is a controlling shareholder of the entity and has or shares investment control over the entity’s portfolio.

Beneficial Ownership is defined to include a situation in which a Supervised Person has or shares (or as a result of a transaction acquires) directly or indirectly through any contract, arrangement, understanding, relationship or otherwise, on behalf of any person other than the Company or a Client: (1) voting power, which includes the power to vote or to direct the voting of a Security; or (2) investment power, which includes the power to dispose or to direct the disposition of such Security.

Chief Compliance Officer means the person appointed by the Company to such position pursuant to Rule 206(4)-7(c) under the Advisers Act.

Client means any natural person or legal entity to whom or in respect of which the Company provides investment advisory services for compensation.

Code means this Code of Ethics of LongCap Investment Management, LLC.

Company means LongCap Investment Management, LLC.

Conflict of Interest means a Beneficial Ownership interest in or an obligation to or a relationship with any person with whom, or organization with which, the Company or a Supervised Person has a relationship that could reasonably be considered to affect the judgment of the Supervised Person in fulfilling his or her responsibilities to the Company or a Client thereof.

Federal Securities Laws means the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, any rules adopted thereunder by the SEC or the Department of the Treasury.

High Quality Short-Term Debt Instruments means any instrument having a maturity at issuance of less than 366 days and that is rated in one of the two highest credit rating categories by a nationally recognized statistical rating organization, or that is unrated but is of comparable credit quality as determined by the Company.

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Immediate Family means any of the following who share the same household as the Supervised Person, including any such relations through adoption:

• spouse	• grandparent	• mother-in-law
• domestic partner	• grandchild	• father-in-law
• parent	• brother	• daughter-in-law
• stepparent	• sister	• son-in-law
• child		• sister-in-law
• stepchild		• brother-in-law

Immediate Family also includes any other relationship that the Chief Compliance Officer determines could lead to possible Conflicts of Interest, diversions of corporate opportunity, or appearances of impropriety.

Initial Public Offering means an offering of Securities registered under the Securities Act of 1933, as amended (the “Securities Act”) the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

Insider Trading is trading in Securities while in possession of Material Non-Public Information. Usually this constitutes a violation of federal law if the trading activity breaches a fiduciary duty owed either to the investor with whom he trades or to the source of the information. Information about Insider Trading, including how to identify Material Non-Public Information, as well as the Company’s policies and procedures for dealing with Insider Trading, are set forth in Section III of this Code. Insider Trading is a form of theft.

Limited Offering means an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.

Material Non-Public Information means any information about a company, Security, or the market for any of these investments, that has not been generally disclosed to the public, when the disclosure of that information is likely to affect the price of that Security or is likely to be considered important by a reasonable investor in making an investment decision regarding such investments. Material Non-Public Information relates not only to issuers but also to the Company’s Securities recommendations and Client Securities holdings and transactions.

Pre-Clear means to obtain the written consent of the Chief Compliance Officer or his designee prior to engaging in a specified activity described in a written request of a Supervised Person.

Purchase of a Security includes, for example, any exchange or other acquisition for value of any such Security or an interest therein or an option, warrant or other right for the acquisition thereof, and entering into any contract providing therefore.

Purchase or Sale of a Security includes, among other things, the writing of an option to purchase or sell a Security.

Reportable Fund means: (i) any fund for which LongCap serves as an investment adviser as defined in Section 2(a)(20) of the 1940 Act; or (ii) any fund whose investment adviser or principal underwriter controls LongCap, is controlled by LongCap, or is under common control with LongCap. For purposes of this definition, “control” means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

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Reportable Security means any Security, except for:

(i)	Direct obligations of the Government of the United States;

(ii)	Bankers’ acceptances, bank certificates of deposit, commercial paper and High Quality Short-Term Debt Instruments, including repurchase agreements;

(iii)	Shares issued by money market funds;

(iv)	Shares issued by open-end registered investment companies (mutual funds) other than Reportable Funds;

(vii)	Shares issued by unit investment trusts that are invested exclusively in one or more open-end registered investment companies, none of which are Reportable Funds.

Sale of a Security includes, for example, any exchange or other disposition for value of any such Security or an interest thereon or an option or other right for the Sale or other disposition thereof, and entering into any contract or other arrangement providing therefore.

SEC means the U.S. Securities and Exchange Commission.

Security means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or Purchase any of the foregoing.

Supervised Person means any partner, officer, director, (or other person occupying a similar status or performing similar functions), or employee of the Company, or other person who provides investment advice on behalf of the Company and is subject to the supervision and control of the Company. All members of the LongCap investment team (analysts, portfolio managers, and traders) are Supervised Persons.

15

Exhibit A1

LONGCAP INVESTMENT MANAGEMENT, LLC

CODE OF ETHICS

INITIAL HOLDINGS REPORT

ACKNOWLEDGMENT OF CODE AND AGREEMENT TO COMPLY

To the Chief Compliance Officer:

I have read the Code of Ethics as adopted by LongCap Investment Management, LLC (the “Code”) dated October 14, 2015. I understand the Code and I agree to comply with the Code during the course of my employment with LongCap Investment Management, LLC, its subsidiaries and affiliates.

I hereby certify that the following list includes all holdings in Reportable Securities (as defined in the Code) in which I have Beneficial Ownership (as defined in the Code). I also certify that I will disclose, in writing, the identity of any new account in which I have a Beneficial Ownership in holdings at the time such account is established.

Title of Security	Type of Security	Ticker Symbol/CUSIP (as applicable)	Number of Shares	Principal Amount	Name of Broker/Dealer/Bank

Submission Date:
Signature of Supervised Person

Name of Supervised Person

This report will not be construed as an admission that the person making the report has any direct or indirect Beneficial Ownership in the Security to which the report relates.

Exhibit A2

LONGCAP INVESTMENT MANAGEMENT, LLC

CODE OF ETHICS

ANNUAL HOLDINGS REPORT

ACKNOWLEDGMENT OF CODE

To the Chief Compliance Officer:

I have read the Code of Ethics as adopted by LongCap Investment Management, LLC (the “Code”) dated October 14, 2015. I understand the Code and I have complied with and will continue to comply with the requirements of the Code during the course of my employment with LongCap Investment Management, LLC, its subsidiaries and affiliates.

I hereby certify that the following list includes all holdings in Reportable Securities (as defined in the Code) in which I have Beneficial Ownership (as defined in the Code). I also certify that I will disclose, in writing, the identity of any new account in which I have a Beneficial Ownership in holdings at the time such account is established.

Title of Security	Type of Security	Ticker Symbol/CUSIP (as applicable)	Number of Shares	Principal Amount	Name of Broker/Dealer/Bank

Submission Date:
Signature of Supervised Person

Name of Supervised Person

This report will not be construed as an admission that the person making the report has any direct or indirect Beneficial Ownership in the Security to which the report relates.

Exhibit B1

LONGCAP INVESTMENT MANAGEMENT, LLC

PERSONAL SECURITY TRANSACTION

PRE-CLEARANCE REQUEST

Members of the LongCap investment team are expected to invest alongside LongCap clients in LongCap mutual funds. Personal trading is prohibited unless unusual circumstances warrant such activity. In addition to submitting the information requested below, a letter must be sent to the Chief Compliance Officer at least one week in advance of the expected trade date. The letter should describe the unusual circumstances that warrant such prohibited activity.

All transactions that result in acquiring, directly or indirectly, a Beneficial Ownership interest in any Security in an Initial Public Offering or in a Limited Offering must be Pre-Cleared, regardless of their size.2 If necessary, continue on the reverse side. If the transaction is to be other than a Sale or Purchase, mark it with an asterisk and explain the nature of the transaction on the reverse side. Describe the nature of the Beneficial Ownership in each account in which the transaction is to take place (i.e., personal, spouse, children, charitable trust, etc.).

SALES

Amount or
	No. of		Nature
Security	Shares	Broker	of Account

PURCHASES

Amount or
	No. of		Nature
Security	Shares	Broker	of Account

This report will not be construed as an admission that the person making the report has any direct or indirect Beneficial Ownership in the Security to which the report relates.

*Note: Any capitalized terms not herein defined shall have the same meaning given as in the Code of Ethics.

2 Note that while some transactions need not be Pre-Cleared, such transactions must still be reported.

LONGCAP INVESTMENT MANAGEMENT, LLC

PERSONAL SECURITY TRANSACTION

PRE-CLEARANCE REQUEST

(CONTINUED)

I represent that I am not in possession of Material Non-Public Information concerning the Securities listed above or their issuer. If I am a Supervised Person charged with making recommendations with respect to any of the Securities listed above, I represent that I have not determined or been requested to make a recommendation in that Security except as permitted by the Company Code of Ethics.

Signature of Supervised Person

Name of Supervised Person

Date

APPROVAL BY CHIEF COMPLIANCE OFFICER OR HIS DESIGNEE:

Signature of [ ]

Date

EXPLANATORY NOTES

This form must be filed by 5:00 p.m., Eastern Time on the business day immediately preceding the business day on which you wish to trade, and must cover all accounts in which you have a direct or indirect interest. This includes any account in which you have Beneficial Ownership (unless you have no influence or control over it) and non-Client accounts over which you act in an advisory or supervisory capacity. No trade can be effected until approval from a Pre-Clearance authority has been obtained and is valid only for the business day it is received unless otherwise noted.

Exhibit C

LONGCAP INVESTMENT MANAGEMENT, LLC

PERSONAL SECURITIES TRANSACTION REPORT

Quarterly Statements Attached

Period Ending ________________ 201_

The Reportable Securities transactions listed below occurred during the above quarter. Note: All transactions in Reportable Securities must be included, regardless of their size. Bank or brokers’ statements may be attached if desired instead of listing the transactions. If necessary, continue on the reverse side. If the transaction is other than a Sale or Purchase, mark it with an asterisk and explain the nature of the transaction on the reverse side. Give the initials of the Pre-Clearance authority for each transaction, if applicable. Describe the nature of the Beneficial Ownership in each account in which the transaction took place, i.e., personal, spouse, children, charitable trust, etc. Any capitalized terms not herein defined shall have the same meaning given as in the Code of Ethics.

Transaction Date	Title of Security	Ticker Symbol/CUSIP as applicable	Interest Rate and Maturity Date	Number of Shares	Principal Amount	Nature of Transaction	Price	Broker/Dealer/Bank

I represent that none of the Securities transactions reported above were effected while I was in possession of Material Non-Public Information concerning the Securities or their issuer. If I am a Supervised Person charged with making recommendations with respect to any of the Securities listed above, I represent that the transaction in that Security was not made at a time when I determined or had been requested to make a recommendation in that Security except as permitted by the Company’s Code of Ethics.

Submission Date:
Signature of Supervised Person

Name of Supervised Person

EXPLANATORY NOTES: This form must be filed no later than 30 days following the end of the period reported and covers all accounts in which you have an interest, direct or indirect. This includes any account in which you have Beneficial Ownership (unless you have no influence or control over it) and non-Client accounts over which you act in an advisory or supervisory capacity.

Exhibit D

CODE OF ETHICS

INITIAL AND ANNUAL ACKNOWLEDGMENT

I have received the Code of Ethics dated October 14, 2015.

I hereby certify that I:

•	have read, understand and recognize that I am subject to the Code;

•	have submitted all of the reports required by the Code;

•	have not engaged in any prohibited conduct under the Code;

•	will comply with the requirements of the Code;

•	will disclose or report all transactions required to be disclosed or reported under the Code; and

•	agree to comply with all of the policies set forth in the Code in connection with my employment.

Date:
Signature of Supervised Person

Name of Supervised Person